Exhibit 10.1
CONFIDENTIAL TREATMENT REQUESTED BY EXIDE TECHNOLOGIES —
CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND
HAVE BEEN SEPARATELY FILED WITH THE COMMISSION
Exide Technologies
Corporate Headquarters
13000 Deerfield Parkway, Bldg. 200
Alpharetta, GA 30004
678-556-9000 tel
www.exide.com
May 15, 2008
Dear Gordon:
You have been selected to participate in the Exide Technologies Annual Long-Term Performance Program (the “Program”) established pursuant to the 2004 Stock Incentive Plan, as amended (the “Plan”) for the performance period that begins on May 15, 2008 and will end on March 31, 2010 (the “Performance Period”). You will, as a part of the Program, receive separate option and restricted share unit awards. This award letter will briefly describe the cash award portion of the Program to you. Please refer to the enclosed summary for further description of the Program and the cash award.
Cash awards are based upon attainment of target performance goals which are measured by one indicator: earnings before interest, taxes, depreciation, amortization and restructuring (“Adjusted EBITDA”) at the end of the Performance Period. There are three goal levels: Target Goal, Threshold Goal, and Maximum Goal. If the Target Goal is met, but not exceeded, you will be entitled to an aggregate target cash award of $950,000 for the Performance Period (the “Target Award”). Likewise, if the Threshold Goal is met, but not exceeded, you will be entitled to an aggregate threshold cash award of $760,000, and if the Maximum Goal is met, but not exceeded, you will be entitled to an aggregate maximum cash award of $1,900,000 for the Performance Period. If the Threshold Goal is not met, you will not receive any payment for the Performance Period. If performance is between the Threshold Goal and the Target Goal, each 1% improvement in performance will result in a 0.8% increase in award amount above the Threshold level until the Target award amount is reached. If performance is between the Target Goal and 125% of the Target Goal, each 1% improvement in performance will result in a 2% increase in award amount until 125% of the Target Goal is reached. If performance is between 125% of the Target Goal and the Maximum Goal (130% of the Target Goal), each 1% improvement in performance will result in a 10% increase in award amount up to a maximum award of 200% of target.
If some or all of the goals are met, you will be paid the aggregate earned award in 2010 no later than August 19, 2010 after receipt of audited results and approval by the Compensation Committee (the “Committee”).
The attached Program description sets forth the rules that apply with respect to the Performance Period.

CONFIDENTIAL TREATMENT REQUESTED BY EXIDE TECHNOLOGIES —
CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND
HAVE BEEN SEPARATELY FILED WITH THE COMMISSION
This letter is governed by the terms of the attached Program description, as interpreted by the Committee in its full discretion. Any terms not defined in this letter will have the meaning ascribed to them in the Program description.
Set forth below are the Threshold Goal, Target Goal and Maximum Goal for the Adjusted EBITDA indicators for the Performance Period.
Adjusted EBITDA goals for the Performance Period are:

Indicator	Threshold Goal	Target Goal	Maximum Goal
Adjusted EBITDA	***	***	***
This letter in no way guarantees that you will receive a cash award under the Plan. You will receive a cash award for the Performance Period only if the Threshold Goal is achieved and payment is otherwise permitted under the terms of the Plan.
If your employment terminates on account of your death, you will receive a prorated portion of your Target Award based upon the fraction of the Performance Period during which you worked. Such earned amount will be paid as soon as practicable, and in all events within 10 days, following your date of termination on account of your death. If your employment terminates on account of your disability, you will receive a prorated portion of your Target Award based upon the fraction of the Performance Period during which you worked. Such earned amount will be paid on the first business day of the seventh month after the date of your “separation of service” with the Company (determined in accordance with Section 409A of the Internal Revenue Code). If you voluntarily or involuntarily terminate your employment, you forfeit your cash award.
In the event of a Change in Control, you will receive a prorated portion of your Target Award based upon the fraction of the Performance Period during which you worked. Such earned amount will be paid as soon as practicable, and in all events within 10 days, following the effective date of the Change in Control.
If there is a conflict between these termination provisions and the termination provisions of the Plan, the terms of the Plan shall govern.
Please contact me if you have any questions about the Plan or the Program.
Very truly yours,
          /s/ George S. Jones, Jr.
By: George S Jones Jr.

***	CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE COMMISSION ***

CONFIDENTIAL TREATMENT REQUESTED BY EXIDE TECHNOLOGIES —
CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND
HAVE BEEN SEPARATELY FILED WITH THE COMMISSION
The undersigned hereby accepts the terms of this Award Agreement and the Plan.
          /s/ Gordon A. Ulsh
Gordon A Ulsh